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                                                                   EXHIBIT 23(B)



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Renal Care Group, Inc. 1999 Long-Term Incentive Plan and Outstanding Options Granted Outside of a Plan for 119,000 Shares Granted to Employees of our reports dated February 23, 2001, with respect to the consolidated financial statements and schedule of Renal Care Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission



                                     /s/ Ernst & Young LLP

Nashville, Tennessee
November 1, 2001